Exhibit 5.1

12531 HIGH BLUFF DRIVE SAN DIEGO, CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM	MORRISON FOERSTER LLP BEIJING, BERLIN, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, NEW YORK, NORTHERN VIRGINIA, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI,SINGAPORE, TOKYO, WASHINGTON, D.C.

November 14, 2017

Netlist, Inc.

175 Technology Drive, Suite 150

Irvine, CA 92618

Re:Offer, Sale and Issuance of up to $9,000,000 of Common Stock of Netlist, Inc.

Ladies and Gentlemen:

We are acting as counsel to Netlist, Inc., a Delaware corporation (the “Company”), in connection with the offer, issuance and sale, from time to time, by the Company of up to $9,000,000 of its common stock, $0.001 par value per share (the “Securities”), pursuant to the Registration Statement on Form S-3 (File No. 333-199446) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”),  and declared effective by the Commission on September 2, 2016, the related prospectus included therein (the “Prospectus”), and the prospectus supplement filed with the Commission pursuant to Rule 424(b) promulgated under the Act on November 14, 2017 (the “Prospectus Supplement”).  All of the Securities are to be sold by the Company pursuant to the terms of the At-Market-Issuance Sales Agreement, dated November 13, 2017 (the “Sales Agreement”), by and between the Company and B. Riley FBR, Inc., acting as sales agent.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Restated Certificate of Incorporation of the Company, as amended through the date hereof; (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the Board of Directors (the “Board”) of the Company and the Offering Program Committee of the Board, relating to the offer, sale, issuance and registration of the Securities; (iv) the Registration Statement; (v) the Prospectus, and (vi) the Prospectus Supplement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents

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submitted to us as copies. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued, delivered and paid for in the manner contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement and pursuant to the terms of the Sales Agreement, the Securities will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and the federal laws of the United States of America, each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP